EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Dynamic Aerospace Systems (DAS), aka BrooQLy, Inc., Trading Symbol: BRQL, Secures $15 Million Equity Investment from Platinum Point Capital LLC to Accelerate UAV Development and Aerospace Innovation.

Ann Arbor, MI – August 6th, 2025 – Dynamic Aerospace Systems (DAS), aka BrooQLy, Inc. (OTCQB:BRQL), a leading innovator in unmanned aerial vehicles (UAVs) and aerospace technologies, today announced it has entered into a $15 million equity purchase agreement with Platinum Point Capital LLC, a Nevada-based prominent institutional investor(“Platinum Point”). This strategic financing will provide the Company with flexible capital to accelerate the development of its UAVs for the military defense market and beyond, while advancing its broader aerospace innovation initiatives. Under the terms of the Equity Purchase Agreement, the Company has the right, but not the obligation, to issue and sell up to $15 million of its common stock to Platinum Point, over the commitment period, which extends through 2028 or until the maximum commitment amount is reached. The agreement allows the Company to access capital at its discretion, subject to certain conditions, enabling DAS to strategically manage its growth while minimizing dilution.

“This $15 million equity investment from a leading institutional investor like Platinum Point Capital provides Dynamic Aerospace Systems with significant financial flexibility to drive our mission of revolutionizing aerospace technology. This equity investment is structured to support DAS’ ongoing development of advanced UAVs and aerospace systems, which meet the evolving demands of both military defense and various other commercial applications,” commented DAS.

The Company’s focus on next-generation UAV technology positions it to address critical needs in the military defense sector, including surveillance, reconnaissance, and tactical operations. The financing allows for exploration of opportunities in adjacent markets such as, but not limited to, autonomous logistics and deliveries, agri-business, and aerial inspections. This financing enables the Company to enhance its engineering capabilities, forge strategic partnerships, and capitalize on growing demand for innovative aerospace solutions.

The transaction is subject to the satisfaction of certain conditions, including the effectiveness of a registration statement to be filed with the U.S. Securities and Exchange Commission (SEC).For more information about the Equity Purchase Agreement, please refer to BrooQLy’s SEC filings available at https://www.sec.gov/edgar/browse/?CIK=1854526&owner=exclude

About Dynamic Aerospace Systems (DAS), aka BrooQLy Inc.:

Dynamic Aerospace Systems is a Nevada incorporated business dedicated to developing innovative aerospace technologies, with a focus on advanced UAVs for military defense and commercial applications. Committed to engineering excellence and strategic partnerships, DAS aims to deliver reliable, high-performance solutions to meet the evolving needs of the aerospace industry. The Company’s common stock is traded on the OTCQB Market under the ticker symbol “BRQL.”

https://www.dynamicaerosystems.com/

About Platinum Point Capital LLC:

Platinum Point Capital LLC is a Nevada-based institutional investor specializing in providing flexible financing solutions to high-growth companies. With a focus on fostering innovation and long-term value creation, Platinum Point Capital partners with visionary companies across various sectors to support their strategic objectives.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding DAS’s anticipated use of proceeds, UAV development, growth plans, and ability to capitalize on market opportunities in the defense sector and beyond. These statements are subject to risks and uncertainties, including but not limited to market conditions, regulatory approvals, and the Company’s ability to meet the conditions of the Equity Purchase Agreement. Actual results may differ materially from those expressed or implied. For a discussion of these risks, please refer to DAS’s filings with the SEC. The Company undertakes no obligation to update these statements except as required by law.

Contact Information:

Dynamic Aerospace Systems (DAS), aka BrooQLy Inc.

3753 Plaza Dr

Ann Arbor, MI 48108

Investor Relations: ir@dynamicaerosystems.com

Media Inquiries: media@dynamicaerosystems.com

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